                                                      Registration No. 333-27305


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ____________________

                                   FORM T-1
                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE
                             ____________________

                      THE FIRST NATIONAL BANK OF MARYLAND
              (Exact name of trustee as specified in its charter)

UNITED STATES                                                  52-0312840
(State or other jurisdiction         (I.R.S. Employer Identification No.)
of incorporation or formation)

25 SOUTH CHARLES STREET
BALTIMORE, MARYLAND                                                 21201
(Address of principal                                          (Zip code)
executive offices

                              JACOB H. SMITH, IV
                      THE FIRST NATIONAL BANK OF MARYLAND
                            25 SOUTH CHARLES STREET
                           BALTIMORE, MARYLAND 21201
                                (410) 244-4000
                 (Name, address and telephone number of agent
                            for service of process)

                         HOUSEHOLD INTERNATIONAL, INC.
              (Exact name of obligor as specified in its charter)

DELAWARE                                                       36-3121988
(State or other jurisdiction         (I.R.S. Employer Identification No.)
of incorporation or formation)

2700 SANDERS ROAD
PROSPECT HEIGHTS, ILLINOIS                                          60070
(Address of principal                                          (Zip code)
executive offices


                                NOTES IN SERIES
                      (Title of the indenture securities)

ITEM 1.   GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     Comptroller of the Currency, Washington, D.C. 20219.
     Federal Reserve Bank of Richmond, Richmond, Virginia 23261.
     Federal Deposit Insurance Corporation,
        Washington, D.C. 20429.

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

     (Because responses from the obligor and the underwriters have not yet been received, Item 2 is at the date hereof based upon incomplete information but is believed to be correct and may be considered to be complete unless modified by an amendment to this Form T-1).

ITEM 16.  LIST OF EXHIBITS.

     List below all exhibits filed as a part of this statement of eligibility.

Exhibit
-------

1 A copy of the articles of association of the trustee as now in effect is filed herewith

2 A copy of the certificate of authority of the trustee to commence business is hereby incorporated by reference to Exhibit T1-2 to Form T-1 (Exhibit 26 to the Registration Statement on Form S-2, Registration No. 2-98697)

3 A copy of the authorization of the trustee to exercise corporate trust powers is hereby incorporated by reference to Exhibit T1-3 of Amendment No. 1 to Form T-1 (Exhibit 26 to the Registration Statement on Form S-3, Registration No. 33-18373)

4         A copy of the existing bylaws of the trustee is filed herewith

5         Not applicable

6         The consent of the trustee required by Section 321(b) of the Act

7 A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

8         Not applicable

9         Not applicable

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The First National Bank of Maryland, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baltimore and State of Maryland, on May 22, 1997.

                                 THE FIRST NATIONAL BANK OF MARYLAND

                                 By:  JACOB H. SMITH, IV
                                      ------------------------------
                                      Jacob H. Smith, IV
                                      Assistant Vice President

                                                                       Exhibit 1
                                                                       ---------

                      THE FIRST NATIONAL BANK OF MARYLAND

                 AMENDED AND RESTATED ARTICLES OF ASSOCIATION


     For the purpose of organizing an Association to carry on the business of banking under the laws of the United States, the undersigned do enter into the following Articles of Association:

     FIRST: The title of this association (hereinafter called the "Association")
     -----
shall be the "The First National Bank of Maryland".

     SECOND:  The main office of the Association shall be in the City of
     ------
Baltimore, State of Maryland. The general business of the Association shall be conducted at its main office and its branches.

     THIRD:  The Board of Directors of the Association shall consist of not
     -----
less than five nor more than twenty-five persons, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors. The By-Laws may fix as a mandatory retirement date for directors the annual meeting next following the reaching of the age of 70 years.

     FOURTH:  The annual meeting of the shareholders for the election of
     ------
directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office of the Association or such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

     FIFTH:  The authorized amount of capital stock of the Association shall
     -----
be 4,500,00 shares of Common Stock of the par value of $5.00 each, but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

     No holder of shares of the capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

     The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

     SIXTH:  The Board of Directors shall appoint one of its members President
     -----
of the Association, who shall be Chairman of the Board, unless the Board
appoints another director to be the Chairman.   The Board of Directors may also
appoint another director to be Vice Chairman of the Board. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact business of the Association.

     The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-Laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

     SEVENTH:  The Board of Directors shall have the power to change the
     -------
location of the main office to any other place within the limits of Baltimore City, Maryland, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

     EIGHTH:  The corporate existence of the Association shall continue until
     ------
terminated in accordance with the laws of the United States.

     NINTH:  The Board of Directors of the Association, or any one or more
     -----
shareholders owning, in the aggregate, not less than twenty-five percent of the stock of the Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of the Association.

     TENTH:  The Association shall indemnify its directors, officers and other
     -----
institution affiliated parties as provided in the By-Laws of the Association as amended from time to time.

     ELEVENTH:  These Articles of Association may be amended at any regular or
     --------
special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of the Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

     IN WITNESS WHEREOF, we have hereunto set our hands this 1st day of October 1973.



                                 /s/ Charles W. Cole, Jr.

                                 /s/ J. Owen Cole

                                 /s/ Adrian L. McCardell

                                 /s/ Robert W. Schaefer

                                 /s/ William T. Murray, III

                                                                       Exhibit 4
                                                                       ---------

                      THE FIRST NATIONAL BANK OF MARYLAND

                                    BY-LAWS

              (as amended and restated effective April 22, 1997)

                                  ARTICLE I.

                                 SHAREHOLDERS

          SECTION 1.01.  Annual Meeting.  The Association shall hold an annual
                         --------------
meeting of its shareholders to elect directors and transact any other business within its powers, either at 11:45 a.m. on the third Tuesday of March in each year if not a legal holiday, or at such other time on such other day falling on or before the 60th day thereafter as shall be set by the Board of Directors. Except as the Articles of Association or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Association's existence or affect any otherwise valid corporate acts.

          SECTION 1.02.  Special Meeting.  The Chairman of the Board, President,
                         ---------------
a majority of the Board of Directors, or shareholders owning, in the aggregate, not less than 25% of the stock of the Association may call a special meeting of shareholders at any time in the interval between annual meetings.

          SECTION 1.03.  Place of Meetings.  Meetings of shareholders shall be
                         -----------------
held at such place in the United States as may be designated from time to time by the Board of Directors. In the absence of such designation, the meetings shall be held at the main office of the Association.

          SECTION 1.04.  Notice of Meetings; Waiver of Notice.  Not less than
                         ------------------------------------
ten nor more than 90 days before each shareholders' meeting, the Secretary or an Assistant Secretary shall give written notice of the meeting to each shareholder entitled to vote at the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meet ing. Notice is given to a shareholder when it is personally delivered to him or mailed to him at his address as it appears on the records of the Association. Notice of the time, place, and purpose of shareholders' meetings shall also be given by publication thereof when required by the laws of the United States. A meeting of shareholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date. (Amended August 2, 1988)

          SECTION 1.05.  Nominations for Director.  Nominations for election to
                         ------------------------
the Board of Directors may be made by the Board of Directors or by any holder of shares entitled to vote for the election of directors. Nominations not made in accordance herewith may be disregarded by the chairman of the meeting.

          SECTION 1.06.  Quorum; Voting.  Unless statute or the Articles of
                         --------------
Association provide otherwise, at a meeting of shareholders the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. In the absence of a quorum, the shareholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. In the event that at any meeting a quorum exists for the transaction of some business but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon.

          SECTION 1.07.  General Right to Vote; Proxies.  Unless the Articles of
                         ------------------------------
Association provide for a greater or lesser number of votes per share or limit or deny voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted with cumulative voting permitted. A shareholder may vote the stock he owns of record either in person or by written proxy signed by the shareholder or by his duly authorized attorney in fact, but no officer or employee of the Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

          SECTION 1.08.  Conduct of Voting.  At all meetings of shareholders,
                         -----------------
unless the voting is conducted by judges, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by the chairman of the meeting.

                                  ARTICLE II.

                              BOARD OF DIRECTORS

      SECTION 2.01.  Function of Directors.  The business and affairs of the
                     ---------------------
Association shall be managed under the direction of its Board of Directors. All powers of the Association may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the shareholders by statute or by the Articles of Association or By-Laws.

      SECTION 2.02.  Number of Directors.  The Association shall have at
                     -------------------
least five directors and no more than 25 directors. A majority of the entire Board of Directors, or the shareholders, may alter the number of directors within the range permitted herein, but the action, if taken by the directors, may not affect the tenure of office of any director.

      SECTION 2.03.  Qualification of Directors.  No person shall qualify or
                     --------------------------
continue to serve as a director of the Association unless he is a citizen of the United States (or an alien to the extent permitted by the National Banking
Act) and owns shares of stock of the Association or a company which has control of the Association as may be required by applicable law. At least two-thirds of the directors of the Association shall reside (and shall have resided for at least one year immediately preceding their election) in Maryland or within 100 miles of the main office of the Association. No person shall be eligible to stand for election as a director after attaining 70 years of age. (Amended December 20, 1988).

      SECTION 2.04.  Election and Tenure of Directors.  At each annual
                     --------------------------------
meeting, the shareholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

      SECTION 2.05.  Removal of Director.  The shareholders may remove any
                     -------------------
director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

      SECTION 2.06.  Vacancy on Board.  The shareholders may elect a
                     ----------------
successor to fill a vacancy on the Board of Directors which results from the removal of a director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of shareholders and until his successor is elected and qualifies. A director elected by the shareholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director.

      SECTION 2.07.  Regular Meetings.  After each meeting of shareholders at
                     ----------------
which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable to take their oaths, organize and transact other business; and in the event that no other time or place is designated by the shareholders, the Board of Directors shall meet immediately following the close of such shareholders' meeting at the main office of the Association. No notice of the first regular meeting shall be necessary if held as hereinabove provided. Thereafter, regular meetings of the Board of Directors shall be held, without notice, at the main office, on the schedule established by the Board at the first regular meeting, or on such other schedule or at such other place as the Board may from time to time designate.

      SECTION 2.08.  Special Meetings.  Special meetings of the Board of
                     ----------------
Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at such time and place as may be designated from time to time by the Board of Directors. In the absence of such designation the meeting shall be held at the main office of the Association.

      SECTION 2.09.  Notice of Special Meetings.  The Secretary, an Assistant
                     --------------------------
Secretary, or the secretary to the Board shall give notice to each director of each special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Association, at least 72 hours before the time of the meeting. The notice need not state the business to be transacted at or the purposes of any special meeting of the Board of Directors. Any meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement. (Amended August 2, 1988)

      SECTION 2.10.  Action by Directors.  Unless statute or the Articles of
                     -------------------
Association or By-Laws require a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

      SECTION 2.11.  Compensation.  The Association may provide compensation and
                     ------------
reimbursement of expenses for service on the Board of Directors or on committees thereof, pursuant to a resolution of directors. A director who serves the Association in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

      SECTION 2.12.  Advisory Boards.  The Chairman of the Board may establish
                     ---------------
one or more Advisory Boards and appoint the members. The members of Advisory Boards shall be appointed annually in March, although new Advisory Boards may be established and members may be appointed to new or existing Advisory Boards at any time. No one shall be appointed a member of an Advisory Board after attaining the age of 70 years. Appointments to Advisory Boards shall be reported to the Board of Directors.


                                 ARTICLE III.

                                  COMMITTEES

      SECTION 3.01.  Committees.  The Board of Directors may appoint an
                     ----------
Executive Committee, a Trust Investment Committee, an Audit Committee, a Management and Compensation Committee and such other committees, composed of two or more directors and may delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock, recommend to the shareholders any action which requires shareholder approval, and amend the By-Laws. (Amended November 19, 1985)

      SECTION 3.02.  Executive Committee.  The Executive Committee shall be
                     -------------------
composed of not less than six nor more than nine directors, as the Board of Directors shall deem proper, of which the Chairman of the Board and the President shall be members. The members of the Executive Committee shall serve at the pleasure of the Board of Directors, and the Chairman of the Board and the President shall each have the power to make temporary appointments to the Executive Committee of members of the Board of Directors to act in the place and stead of members of the Executive Committee who temporarily cannot attend its meetings. The Executive Committee shall have and may exercise all of the powers of the Board of Directors during intervals between meetings thereof, except functions reserved to the Board by Section 3.01 hereof.

      Regular meetings of the Executive Committee shall be held, without notice, at the main office of the Association on the schedule established by the Board at the first regular meeting following the annual meeting of shareholders, or on such other schedule or at such other place as the Board may from time to time designate. Special meetings of the Executive Committee may be held at any time and place upon call of the Chairman of the Board or the President or any two other members of the Committee, and upon such notice as the Committee may prescribe.

      SECTION 3.03.  Trust Investment Committee.  The Trust Investment
                     --------------------------
Committee shall be composed of at least seven members, three of whom shall be directors of the Association, appointed by the Board annually. The Trust Investment Committee shall be responsible for the proper exercise of the fiduciary powers of the Association, including the determination of policies, the investment and disposition of property held in a fiduciary capacity and the direction and review of the actions of all officers and employees of the Trust Division. The Trust Investment Committee or its designees shall approve the acceptance, and establish the procedures for relinquishment or closing out, of all fiduciary accounts, and a written record shall be made of such acceptances and relinquishments. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of with the approval of the Trust Investment Committee or its designees in accordance with procedures established by the Committee. The Committee or its designees shall, promptly after the acceptance of an account for which the Association has investment responsibility, review the assets thereof to determine the advisability of retaining or disposing of such assets. The Committee or its designees shall conduct a similar review at least once during each calendar year thereafter and within 15 months of the last such review. The Committee or its designees shall keep minutes of all of its meetings showing the disposition of all matters considered and passed upon by it. (Amended December 18, 1984)

      SECTION 3.04.  Audit Committee.  The Audit Committee shall be composed
                     ---------------
of at least three directors, none of whom may be an officer of the Association. The Audit Committee shall at least once each 12 months meet to make suitable examinations of the Trust Division, or cause suitable examinations to be made by auditors responsible only to the Board of Directors. The examination shall ascertain whether the Trust

Division has been administered in accordance with law, the regulations of the Comptroller of the Currency, and sound fiduciary principles. The Audit Committee at least once during each calendar year and within 15 months of the last such examination shall also make an examination into the affairs of the Association, or cause suitable examinations to be made by auditors responsible only to the Board of Directors, and report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall state whether the Association is in sound condition and whether adequate internal controls and procedures are being maintained, and shall recommend to the Board such changes in the manner of conducting the affairs of the Association as shall be deemed advisable.

      SECTION 3.05.  Management and Compensation Committee.  The Management and
                     -------------------------------------
Compensation Committee shall be composed of at least three directors none of whom may be an officer of the Association. The Management and Compensation Committee shall advise the chief executive officer on major policy decisions, review and recommend appropriate compensation for executive officers, be responsible for nominating the individuals to serve on the Board of Directors and assume such other duties as may be assigned by the Board of Directors from time to time.

      SECTION 3.06.  Committee Procedure.  Each committee may fix rules of
                     -------------------
procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. In addition to temporary appointments permitted by Section 3.02, the members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. The minutes of meetings of each committee shall be submitted to the Board of Directors at the next regular meeting of the Board.

      SECTION 3.07.  Emergency.  In the event of a state of disaster of
                     ---------
sufficient severity to prevent the conduct and management of the affairs and business of the Association by its directors and officers as contemplated by the Articles of Association and the By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Association in accordance with the provisions of Section 3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Association, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Association in accordance with the aforegoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of the By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Association to resume the conduct and management of its affairs and business under all the other provisions of the By-Laws.


                                  ARTICLE IV.

                                   OFFICERS

      SECTION 4.01.  Executive and Other Officers.  The Association shall
                     ----------------------------
have a President and one or more Executive Vice-Presidents who shall be the executive officers of the Association. It may have a Chairman of the Board and a Vice Chairman of the Board. The Chairman of the Board and Vice Chairman of the Board shall be executive officers if they are designated as executive officers by the Board of Directors of the Association. The Board of Directors may designate who will serve as the chief executive officer, having general supervision of the business and affairs of the Association, or as chief operating officer, having general supervision of the operations of the Association; in the absence of designation, the President shall serve as chief executive officer and chief operating officer. It shall also have a Secretary and may also have such Vice-Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Association but may not serve concurrently as both President and Vice-President or as President and Secretary of the Association. The Chairman of the Board and the President shall be directors; the other officers may be directors. (Amended May 15, 1984, January 21, 1986, August 2,
1988)

      SECTION 4.02.  Chairman of the Board.  The Chairman of the Board, if
                     ---------------------
one be elected, shall preside at all meetings of the Board of Directors and of the shareholders at which he shall be present; and, in general, he shall perform all duties as are from time to time assigned to him by the Board of Directors. (Amended May 15, 1984)

      SECTION 4.03.  Chairman of the Executive Committee.  The Chairman of the
                     -----------------------------------
Executive Committee, if one be elected, shall preside at all meetings of the Executive Committee at which he shall be present; and, in general, he shall perform all duties as are from time to time assigned to him by the Board of Directors. (Added May 15, 1984)

      SECTION 4.04.  President.  The President, in the absence of the
                     ---------
Chairman of the Board, shall preside at all meetings of the Board of Directors and of the shareholders at which he shall be present; he may on behalf of the Association grant secured or unsecured loans, purchase or discount bills, notes and trade paper, borrow money and pledge assets, purchase or sell securities, accept trust appointments and delegate any such powers to other officers and employees; and, in general, he shall perform all duties usually performed by a president of a corporation and such other duties as are from time to time assigned to him by the Board of Directors or the chief executive officer of the Association. (Amended May 15, 1984)

      SECTION 4.05.  Vice-Presidents.  The Vice-President or Vice-Presidents,
                     ---------------
at the request of the Board of Directors, the chief executive officer or the President or in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there are more than one Vice-Presidents, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer or President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. The Vice-President or Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President. (Amended May 15,
1984)

      SECTION 4.06.  Secretary.  The Secretary shall keep the minutes of the
                     ---------
meetings of the stockholders, of the Board of Directors, and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; he shall be the custodian of the records of the Association; he may witness all documents on behalf of the Association, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a bank, and such other duties as are from time to time assigned to him by the Board of Directors, chief executive officer, or the President. (Amended May 15, 1984, August 2, 1988)

      SECTION 4.07.  Assistant and Subordinate Officers.  The assistant and
                     ----------------------------------
subordinate officers of the Association are all officers below the office of Vice-President or Secretary. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President, or the officer in charge of the Division, Region, or Department of the Association to which the assistant or subordinate officer is assigned. (Amended May 15, 1984, August 2, 1988)

      SECTION 4.08.  Election, Appointment, Tenure and Removal of Officers.
                     -----------------------------------------------------
The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. The Chairman of the Board and the President serve for one year. All other officers shall be elected or appointed to hold their offices, respectively, during the pleasure of the Board. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term. (Amended July 31, 1987, September 15, 1987)

      SECTION 4.09.  Compensation.  The Board of Directors shall have power to
                     ------------
fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Association. It may authorize any committee or officer of the Association to fix the salaries, compensation and remuneration. (Amended July 31, 1987, September 15, 1987)


                                  ARTICLE V.

                                 CAPITAL STOCK

      SECTION 5.01.  Certificates for Stock.  Each shareholder is entitled to
                     ----------------------
certificates which represent and certify the shares of stock he holds in the Association. Each stock certificate shall include on its face the name and location of the Association, the name of the shareholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Articles of Association, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary or an Assistant Secretary. Each certificate may be sealed with the actual seal of the Association or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. (Amended August 2, 1988).

      SECTION 5.02.  Stock Ledger and Transfers.  The Association shall
                     --------------------------
maintain a stock ledger which contains the name and address of each shareholder and the number of shares of stock of each class which the shareholder holds. Shares of stock shall be transferable only on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

      SECTION 5.03.  Record Date and Closing of Transfer Books.  The Board
                     -----------------------------------------
may prescribe a period prior to any shareholders' meeting, not exceeding 22 days, during which no transfer of stock on the books of the Association may be made. Transfers of stock shall not be suspended preparatory to the declaration or payment of dividends. Cash dividends shall be paid to the shareholders in whose name the stock shall stand on the books of the Association at the date of the declaration of such cash dividend or at such later date as the Board may fix.


                                  ARTICLE VI.

                               SUNDRY PROVISIONS

      SECTION 6.01.  Fiscal Year.  The fiscal year of the Association shall
                     -----------
be the 12 calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

      SECTION 6.02.  Books and Records.  The Association shall keep correct
                     -----------------
and complete books and records of its
accounts and transactions and minutes of the proceedings of its shareholders and Board of Directors and of any committee thereof when exercising any of the powers of the Board of Directors. The books and records of the Association may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

      SECTION 6.03.     Corporate Seal.  The Board of Directors shall provide a
                        --------------
seal, bearing the name of the Association, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. (Amended August 2, 1988)

      SECTION 6.04.     Bonds.  All officers and employees of the Association
                        -----
shall be bonded by responsible corporate sureties and in such sums as may be determined by the Board of Directors.

      SECTION 6.05.     Voting Upon Shares in Other Corporations.  Stock of
                        ----------------------------------------
other corporations or associations, registered in the name of the Association, may be voted by the Chairman of the Board, the President, a Vice-President, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

      SECTION 6.06.     Mail.  Any notice or other document which is required by
                        ----
these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

      SECTION 6.07.     Execution of Documents.  All agreements, indentures,
                        ----------------------
mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Association by the Chairman of the Board, or the President, or any Vice-President, or the Secretary. By resolution, the Board of Directors may grant additional specific or general authority relating to any signing, execution, acknowledgment, verification, delivery, or acceptance on behalf of the Association. A person who holds more than one office in the Association may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.  (Amended June 20,
1989)

      SECTION 6.08.     Banking Hours.  The Board of Directors shall designate,
                        -------------
or delegate to an officer the authority to designate, the hours that each office of the Association shall be open for the transaction of business.

      SECTION 6.09.     Inspection.  A copy of the By-Laws, with all amendments
                        ----------
thereto, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders, during banking hours.

      SECTION 6.10.     Amendments.  Subject to the special provisions of
                        ----------
Section 2.02, (a) any and all provisions of these By-Laws may be altered or repealed and new by-laws may be adopted at any annual meeting of the shareholders, or at any special meeting called for that purpose, and (b) the Board of Directors shall have the power, at any meeting thereof, to make and adopt new by-laws, or to amend, alter or repeal any of the By-Laws of the Association.

      SECTION 6.11.    Indemnification of Directors and Officers.
                       -----------------------------------------

      (a) With respect to any administrative proceeding or civil action not initiated by a federal banking agency, the Association shall indemnify (i) its directors to the fullest extent permitted by the laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (ii) its officers to the same extent as its directors; (iii) its officers who are not directors to such further extent as shall be authorized by the affirmative vote of a majority of its Board of Directors and be consistent with such laws; and (iv) its other employees and agents to the extent as shall be authorized by the affirmative vote of a majority of its Board of Directors and be consistent with such laws.

      (b) With respect to any administrative proceeding or civil action initiated by a federal banking agency against any director, officer or other institution affiliated party of the Association (as defined in 12 U.S.C. 1813(u) as amended from time to time), the Association shall make such indemnification payments to such person as are (i) reasonable and consistent with the provisions of 12 U.S.C. 1828(k) and the implementing regulations thereunder each as amended from time to time and (ii) permitted by the laws of the State of Maryland now or hereafter in force.

          (c) The Association may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Association to the extent as shall be authorized by the affirmative vote of a majority of its Board of Directors and be consistent with the general laws of the State of Maryland now or hereafter in force; however, the Association shall not purchase of maintain insurance on behalf of its directors, officers, employees or agents against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by a director, officer, employee or agent in the form of payments to the Association.

                                                                       Exhibit 6
                                                                       ---------

                               Consent of Trustee
                               ------------------

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the issuance by Household International, Inc. of its Notes in Series, we hereby consent that reports of examination by Federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                        THE FIRST NATIONAL BANK OF MARYLAND


                        By:  JACOB H. SMITH, IV
                             ------------------------------
                            Jacob H. Smith, IV
                            Assistant Vice President

                                                                       Exhibit 7
                                                                       ---------

Report of Condition Consolidating Domestic and Foreign Subsidiaries of The First National Bank of Maryland, Baltimore, Maryland at the close of business on March 31, 1997 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161, Charter No. 04822, Comptroller of the Currency, Richmond District.


CONSOLIDATED REPORT OF CONDITION
(Dollars in Thousands)

ASSETS

Cash and balances due from
  depository institutions:
  Noninterest-bearing balances
    and currency and coin......................................  $  836,707
  Interest-bearing balances....................................         194
Securities:
  Held-to-maturity securities..................................         -0-
  Available-for-sale securities................................   2,140,463
Federal funds sold and securities purchased
  under agreements to resell...................................     606,670
Loans and lease financing receivables:
  Loans and leases, net of unearned income.....................   5,451,457
  LESS: Allowance for loan and lease losses....................      99,425
  LESS: Allocated transfer risk reserve........................       3,800
  Loans and leases, net of unearned income,
    allowance, and reserve.....................................   5,348,232
Trading assets.................................................      67,883
Premises and fixed assets (including
  capitalized leases)..........................................      74,569
Other real estate owned........................................       8,639
Investments in unconsolidated subsidiaries
  and associated companies.....................................       2,000
Customers' liability to this bank
  on acceptances outstanding...................................       8,876
Intangible assets..............................................      52,669
Other assets...................................................     195,143

  TOTAL ASSETS.................................................  $9,342,045
                                                                 ==========

LIABILITIES

Deposits:
  In domestic offices.......................................  $6,374,952
    Noninterest-bearing.....................................   2,335,368
    Interest-bearing........................................   4,039,584
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs..................................     713,546
    Noninterest-bearing.....................................         166
    Interest-bearing........................................     713,380
Federal funds purchased and securities
  sold under agreements to repurchase.......................     612,785
Demand notes issued to the U.S. Treasury....................       6,485
Trading liabilities.........................................     123,661
Other borrowed money:
  With original maturity of one year or less................     435,000
  With original maturity of more than one year..............      50,000
Bank's liability on acceptances
  executed and outstanding..................................       8,876
Subordinated notes and debentures...........................     174,000
Other liabilities...........................................     252,897

  TOTAL LIABILITIES.........................................  $8,752,202
                                                              ----------

EQUITY CAPITAL

Common Stock................................................      18,448
Surplus.....................................................     211,106
Undivided profits and capital reserves......................     371,740
Net unrealized holding gains (losses)
  on available-for-sale securities..........................     (11,451)

  TOTAL EQUITY CAPITAL......................................  $  589,843
                                                              ----------

  TOTAL LIABILITIES AND EQUITY CAPITAL......................  $9,342,045
                                                              ==========